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                                                                    EXHIBIT 3.2


                                    BY-LAWS

                                       OF

                        HEALTHPLAN SERVICES CORPORATION

                            (A Delaware Corporation)

             (As Amended By The Board of Directors on May 2, 1996)

                                   ARTICLE I

                                    OFFICES

     Section l. The registered office of the Corporation in the State of Delaware shall be in the City of Dover, County of Kent and the name of the resident agent in charge thereof is National Corporate Research, Ltd.

     Section 2. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section l. All meetings of Stockholders for the election of directors shall be held at such place within or without the State of Delaware as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of Stockholders shall be held on such date and at such time as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof, at which the Stockholders shall elect, by a plurality vote, a Board of Directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Special meetings of Stockholders may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 4. Special meetings of Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board or Chief Executive Officer of the Corporation, the Board of


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Directors or the holders of not less than a majority of all the shares entitled to vote at the meeting.

     Section 5. Written notice of every meeting of Stockholders, stating the date, time and place where it is to be held and, if the list of Stockholders required by Article IX, section 7 is not to be at such place at least ten days prior to the meeting, the place where such list will be, and such other information as may be required by law shall be given, not less than ten nor more than sixty days before the meeting, either personally or by mail, upon each Stockholder entitled to vote at such meeting and upon each Stockholder of record who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken. Such notice shall be deemed given when personally delivered by courier or otherwise or by telephone or facsimile, or deposited in the mail directed to a Stockholder at his address as it shall appear on the books of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. The attendance of any Stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

                                  ARTICLE III

                           QUORUM AND VOTING OF STOCK

     Section l. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Notice of the adjourned meeting shall be given when required by law.

     Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the Stockholders, unless the vote of a greater or lesser number of shares of stock is required by law or the certificate of incorporation or pursuant to these by-laws.

     Section 3. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders. A Stockholder may vote either in person or by proxy executed in writing by the Stockholder or by his duly authorized attorney-in-fact.


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     Section 4.  The Board of Directors in advance of any Stockholders' meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a Stockholders' meeting may, and, on the request of any Stockholder entitled to vote thereat, shall, appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

     Section 5. Whenever Stockholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of taking such action shall be given promptly to each Stockholder that would have been entitled to vote thereon at a meeting of Stockholders and that did not consent thereto in writing.

                                   ARTICLE IV

                                   DIRECTORS

     Section l. The Board of Directors of the Corporation shall consist initially of two members. The number of directors constituting the entire Board may be changed from time to time by resolution adopted by the Board of Directors or the Stockholders, provided no decrease made in such number shall shorten the term of any incumbent director.

     Section 2. Directors shall be at least eighteen years of age and need not be residents of the State of Delaware nor Stockholders of the Corporation. The directors, other than the first Board of Directors, shall be elected at the annual meeting of the Stockholders and, except as hereinafter provided, each director elected shall serve until the next succeeding annual meeting of Stockholders and until his successor shall have been elected and qualified or their earlier resignation or removal. The first Board of Directors shall hold office until the first annual meeting of Stockholders or their earlier resignation or removal.

     Section 3. Any or all of the directors may be removed, with or without cause, at any time by the vote of the Stockholders at a special meeting of Stockholders called for that purpose. Any director may be removed for cause by the action of the Directors at a special meeting of the Board of Directors called for that purpose.



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     Section 4.  Vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority vote of the directors in office, although less than a quorum, or by election by the Stockholders at any meeting thereof. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of Stockholders and until his successor shall have been elected and qualified or his earlier resignation or removal.

     Section 5. The business affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the Stockholders.

     Section 6. The directors may keep the books of the Corporation, except such as are required by law to be kept within the State, outside the State of Delaware, at such place or places as they may from time to time determine.

     Section 7. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

                                   ARTICLE V

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section l. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware, at such places as the Board may from time to time determine.

     Section 2. Regular meetings of the Board of Directors may be held without notice at such time as the Board may from time to time determine. Special meetings of the Board of Directors may be called by the Chairman of the Board or Chief Executive Officer on one business day's notice to each director.

     Section 3. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 4. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the


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certificate of incorporation.  The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 5. Any action required or permitted to be taken by the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors, or the committee, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board of Directors or the committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

     Section 6. Any one or more members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE VI

                      COMMITTEES OF THE BOARD OF DIRECTORS

     Section 1. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate, from among its members, an Executive Committee and other committees, each consisting of two or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except as otherwise required by law. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. All committees created by the Board shall keep regular minutes of their proceedings.

     Section 2. If there shall be designated an Executive Committee, such committee shall have, in addition to all other powers permitted by law the power and authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware Corporation Law.

                                  ARTICLE VII

                                    NOTICES

     Section l. Whenever, under the provisions of the certificate of incorporation or of these by-laws or by law, notice is required to be given to any director or Stockholder,


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except as otherwise provided in these by-laws, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or Stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Except as otherwise provided in these by-laws, notice to directors may also be given by telegram or by any other means hereinabove provided for the giving of notice of meetings of Stockholders.

     Section 2. Whenever any notice of a meeting is required to be given under the provisions of the certificate of incorporation or these by-laws or by law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE VIII

                                    OFFICERS

     Section 1. The officers of the Corporation shall be appointed by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a Treasurer and a Secretary and such other officers as the Board of Directors shall determine, each of whom shall be elected by the Board of Directors.

     Section 2. Each officer shall hold office from the time of his election and qualification until the expiration of the term for which he is elected and shall have such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 4. The officers of the Corporation, unless removed by the Board of Directors as herein provided, shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                           THE CHAIRMAN OF THE BOARD

     Section 5. The Chairman of the Board shall preside at all meetings of the stockholders and directors at which he is present and shall in addition perform such other duties as may from time to time be assigned to him by the Board of Directors.

                          THE CHIEF EXECUTIVE OFFICER

     Section 6. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation, subject, however, to the right of the Board of Directors to confer specified powers on officers


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and subject generally to the direction of the Board of Directors.  In the absence of the Chairman, the Chief Executive Officer shall preside at all meetings of the Stockholders and directors at which he is present and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

                                 THE TREASURER

     Section 7. The Treasurer shall have the general care and custody of all the funds and securities of the Corporation which may come into his hands, shall deposit the same to the credit of the Corporation in such bank or banks or depositories as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation and shall pay out and dispose of the same under the direction of the Board of Directors. The Treasurer shall have general charge of all the securities of the Corporation and shall in general perform all duties incident to the position of Treasurer.

                                 THE SECRETARY

     Section 8. The Secretary shall keep the minutes of all proceedings of the Board of Directors and the minutes of all meetings of the Stockholders and, unless otherwise directed by such committee, the minutes of each standing committee, in books provided for that purpose, of which he shall be the custodian. The Secretary shall attend to the giving and serving of all notices for the Corporation, have charge of the seal of the Corporation, the stock certificate books and such other books and papers as the Board of Directors may direct and shall in general perform all the duties incident to the office of Secretary and such other duties as may be assigned to him by the Board of Directors.

     Section 9. The Board of Directors may designate any other officers of the Corporation, including one or more Assistant Secretaries and one or more Assistant Treasurers, who shall exercise the powers and shall perform the duties incident to their offices, subject to the direction of the Board of Directors and the Executive Committee, if any.

                                   ARTICLE IX

                             CERTIFICATE FOR SHARES

     Section l. Every holder of shares of stock in the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation. Each such certificate shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the Chairman of the Board, the Chief Executive Officer and by the Secretary or the Treasurer of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. When the Corporation is authorized to issue shares of more than one class, there shall be set


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forth upon the face or back of the certificate a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued, and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

     Section 2. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

                               LOST CERTIFICATES

     Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate has been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                              TRANSFERS OF SHARES

     Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.



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                               FIXING RECORD DATE

     Section 5. For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining Stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix, in advance, a date as the record date for any such determination of Stockholders. Such date shall not be more than sixty nor less than ten days before the date of any meeting nor more than sixty days prior to any other action. When a determination of Stockholders of record entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

                            REGISTERED STOCKHOLDERS

     Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person registered on its books as the owner, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                              LIST OF STOCKHOLDERS

     Section 7. A list of Stockholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto of any Stockholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of Stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be Stockholders entitled to vote thereat may vote at such meeting.


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                                   ARTICLE X

                               GENERAL PROVISIONS

                                   DIVIDENDS

     Section l. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the Board of Directors or the Executive Committee at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the Corporation's bonds or its property, including the shares or bonds of other Corporations, subject to any provisions of law and of the certificate of incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall deem to be in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

     Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                  FISCAL YEAR

     Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

     Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.



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                                   ARTICLE XI

                                   AMENDMENTS

     By-laws adopted by the Board of Directors may be amended or repealed, or new by-laws may be adopted, by action of the Board of Directors or by majority vote at any regular or special meeting of Stockholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment or repeal shall have been contained in the notice of such meeting.


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